Exhibit 1K-6A

Dear Mark, Atlis Motor Vehicles is pleased to offer you the Full-Time position of CEO starting salary offered for this position is $200,000.00 per year, paid on the 15th and last day of each month. If either the 15th or last day of the month falls on a weekend or holiday, Atlis Motor Vehicles will pay out payroll on the earliest day preceding the intended date which payroll distributes. Direct deposit is available. Your start date with Atlis Motor Vehicles is on November 9, 2016. You will be granted 10,000,000 shares of common stock shares on your date of hire, November16, 2016. Atlis Motor Vehicles offers unlimited paid vacation and sick leave. Prior to taking paid vacation and sick leave, please coordinate with your direct manager or supervisor to ensure that all relevant tasks and deliverables are appropriately re-assigned or completed prior to departure for your time off. Please note that your employment with the Company is for no specified period and constitutes "at will" employment As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to terminate its employment relationship with you at any time, with or without cause. On your first day of employment, you will be provided with additional information about the objectives and policies, benefit programs, and general employment conditions. To fulfill federal identification requirements, you should bring documentation to support your identity and eligibility to work in the United States. We are pleased to have you join the Atlis Motor Vehicles team! We look forward to working with you in the future and hope you will find your employment at Atlis Motor Vehicles a rewarding FRIDAY, DECEMBER 20, 2019 Dear Tamica, Atlis Motor Vehicles is pleased to offer you the Full-Time position of VP of Talent. The starting salary offered for this position is $120,000.00 per year, paid on the 15th and last day of each month. If either the 15th or last day of the month falls on a weekend or holiday, Atlis Motor Vehicles will pay out payroll on the earliest day preceding the intended date which payroll distributes. Direct deposit is available. Atlis Motor Vehicles is pleased to also offer the following stock compensation: • 30,000 common stock shares • Stock shares will be vested over a period of 3 years • March 16, 2021 - 10,000 shares issued • March 16, 2022 - 10,000 shares issued • March 16, 2023 - 10,000 shares issued Your start date with Atlis Motor Vehicles is on March 16, 2020. This offer will expire at 5:00pm on December 24, 2019. Atlis Motor Vehicles offers unlimited paid vacation and sick leave. Prior to taking paid vacation and sick leave, please coordinate with your direct manager or supervisor to ensure that all relevant tasks and deliverables are appropriately re-assigned or completed prior to departure for your time off. Atlis Motor Vehicles offers health insurance through Blue Cross Blue Shield Arizona. Atlis Motor Vehicles does not currently have a retirement plan. Atlis Motor Vehicles is expected to begin offering retirement plans in 2020. Please note that your employment with the Company is for no specified period, and constitutes "at will" employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to terminate its employment relationship with you at any time, with or without cause. On your first day of employment, you will be provided with additional information about the objectives and policies, benefit programs, and general employment conditions. To fulfill federal identification requirements, you should bring documentation to support your identity and eligibility to work in the United States. We are pleased to have you join the Atlis Motor Vehicles team! If you have any questions, please do not hesitate to contact us at annie@atlismotorvehicles.com . We look forward to working with you in the future, and hope you will find your employment at Atlis Motor Vehicles a rewarding experience. Offer Letter Acceptance I have read and accept this offer of employment: 12/20/2019 Tamica Sears Date Tamica Sears Offer.pdf Document ID: 6a8e87b4-234d-11ea-9837-bc764e1044f2 Requested: Dec 19, 2019, 4:31 PM MST (Dec 19, 2019,11:31 PM UTC) Annie Pratt (annie@atlismotorvehicles.com) 98.165.208.75 Signed: Dec 20, 2019, 10:23 AM MST (Dec 20, 2019, 5:23 PM UTC) Tamica Sears (tamicasears@gmail.com) 2600:8800:1b00:95c:9dec:e8dd:e550:754 Dear Annie, Atlis Motor Vehicles is pleased to offer you the Full-Time position of Chief of Staff starting salary offered for this position is $105,000.00 per year, paid on the 15th and last day of each month. If either the 15th or last day of the month falls on a weekend or holiday, Allis Motor Vehicles will pay out payroll on the earliest day preceding the intended date which payroll distributes. Direct deposit is available. Your start date with Allis Motor Vehicles is on December 29, 2019. Stock Compensation: • 1,075,674 shares issued January 1, 2020 • 48,488 shares issued monthly for the next 34 months Allis Motor Vehicles offers unlimited paid vacation and sick leave. Prior to taking paid vacation and sick leave, please coordinate with your direct manager or supervisor to ensure that all relevant tasks and deliverables are appropriately re-assigned or completed prior to departure for your time off. Allis Motor Vehicles offers health insurance through Blue Cross Blue Shield Arizona. Allis Motor Vehicles does not currently have a retirement plan. Allis Motor Vehicles is expected to begin offering retirement plans in 2020. Please note that your employment with the Company is for no specified period, and constitutes "at will" employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to terminate its employment relationship with you at any time, with or without cause. On your first day of employment, you will be provided with additional information about the objectives and policies, benefit programs, and general employment conditions. To fulfill federal identification requirements, you should bring documentation to support your identity and eligibility to work in the United States. We are pleased to have you join the Allis Motor Vehicles team! If you have any questions, please do not hesitate to contact us at mark@atlismotorvehicles.com . We look forward to working with you in the future, and hope you will find your employment at Allis Motor Vehicles a rewardi Mark H Annie Pratt Employee Status Change Form Employee Name: Anne Peabody Pratt 7433 E Princeton Ave ###-##-#### Social Security #: Scottsdale AZ 85257 Address: Location: Effective Date: Atlis HQ 03/0)/2020 / Date of Birth: Position: 03/0/3/1992 Chief of Staff E-mail: Employee Status Type of Change: 111 New Hire 111 Regular Full Time (30 hours or more) 111 Regular Part Time (29 hours or less) 111 Temporary (Short Term) 111 On Call (As Needed) 111 Rehire 111 Employee Status Change 40 Hours per week: Hours per week: Hours per week: Salary Establishment/Change TyCd oeChangd 111New Hire IIIMerit Increase 130,000 111 Promotion 1110ther Current Pay Rate: New Pay Rate: 111 Exempt (Salaried) $ 200,000 $ 111 Non-Exempt (Hourly) 111 per hour gl per year III per hour 111 per year Status Change 111 Location Change (Transfer) From To 111 Position Change From To 111 Leave of Absence From To 111 Other Termination of Employment Last Working Day: / / Eligible for rehire? 111Yes IIINo (if no, list reason) Select ONE reason for separation: Voluntary: ElDissatisfied w/ job or company EIRetirement 111School IIINo Call/No Show ElBetter job/pay/benefits/hours 111Medical-self or family EIRelocating 111Family issues 1110ther Involuntary: 111Poor performance 111Gross Misconduct DAttendance/Tardiness 111 Unqualified for job Violation of company policy/procedure Unprofessional conduct 1110ther Remarks: Company Signature Em ployee Sig nag u re Date: 03/10/2020 141, "'-'14 4. 14 • **•******** Employee Status Change Form Employee Name: Anne Peabody Pratt 7433 E Princeton Ave ###-##-#### Social Security #: Scottsdale AZ 85257 Address: Location: Effective Date: Atlis HQ 04/0/2020 / Date of Birth: Position: 03/0p/1992 President E-mail: Employee Status Type of Change: 111 New Hire 111 Rehire 111 Employee Status Change 111 Regular Full Time (30 hours or more) Hours per week: 111 Regular Part Time (29 hours or less) Hours per week: 111 Temporary (Short Term) Hours per week: 111 On Call (As Needed) Salary Establishment/Change TyCd oeChangd ONew Hire IIIMerit Increase 200000 111 Promotion 1110ther Current Pay Rate: 111 per hour gl per year New Pay Rate: 111 per hour 111 per year 111 Exempt (Salaried) 111 Non-Exempt (Hourly) Status Change 111 Location Change (Transfer) From To 111 Position Change From To 111 Leave of Absence From To 111 Other Termination of Employment Last Working Day: / / Eligible for rehire? 111Yes IIINo (if no, list reason) Select ONE reason for separation: Voluntary: ❑Dissatisfied w/ job or company ❑Retirement ❑School OMedical-self or family 111 Relocating ❑Family issues Involuntary: ❑Poor performance OGross Misconduct OViolation of company policy/procedure 111 Unprofessional conduct 111 No Call/No Show ❑Better job/pay/benefits/hours 1110ther DAttendance/Tardiness 111 Unqualified for job 1110ther Remarks: Company Signature Em ployee Sig nag u re Date: 04/08/2020 141, "'-'14 4. 14 • **•********